EXHIBIT 23-C





                       CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in the registration statements of Metropolitan Edison Company on Forms S-3 (File Nos. 33-51001, 33-53673 and
33-53673-01) of our report dated February 4, 1998, on our audits of the consolidated financial statements and financial statement schedule of Metropolitan Edison Company and Subsidiaries as of December 31, 1997 and 1996, and for each of the three years in the period ended December 31, 1997, which report is included in this Annual Report on Form 10-K, for the year ended December 31, 1997.





New York, New York
March 12, 1998